As filed with the Securities and Exchange Commission on August 26, 2015

Registration No.  333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________

Delaware (State or other jurisdiction of incorporation or organization)	ANADIGICS, Inc. (Exact name of registrant as specified in its charter)	22-2582106 (I.R.S. Employer Identification Number)

_____________________________

141 Mt. Bethel Road

Warren, New Jersey 07059

(908) 668-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

Terrence G. Gallagher

Executive Vice President and Chief Financial Officer

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, New Jersey 07059

(908) 668-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

W. Raymond Felton, Esq.

Greenbaum, Rowe, Smith & Davis llp

P.O. Box 5600

Woodbridge, New Jersey 07095

(732) 549-5600

_____________________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Convertible Debt

Convertible Preferred Stock

Common Stock, par value $.01 per share

Total	$50,000,000	100%	$50,000,000	$5810

__________________

(1)

An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated August 26, 2015

PROSPECTUS

$50,000,000

ANADIGICS, Inc.

Convertible Debt

Convertible Preferred Stock

Common Stock

We may offer from time to time up to $50,000,000 of any combination of securities described in this prospectus.

The securities:

-  will have a maximum aggregate offering price of $50,000,000;

-  will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

-  may be denominated in U.S. dollars or in other currencies or currency units;

-  may be offered separately or together, or in separate series; and

-  may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

ANADIGICS, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol “ANAD.”

As of August 17, 2015, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $62,868,391, based on 86,121,084 shares of common stock outstanding and a price of $0.73, which was the last reported sales price of our common stock on The Nasdaq Global Market on June 30, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period, so long as our public float remains below $75,000,000. As of the date of this prospectus and excluding the securities offered hereby, no securities were sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks.  See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities may be sold from time to time directly, through agents or through underwriters and/or dealers. If any agent of the issuer or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

The date of this prospectus is __________, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement.  No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent.  Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information provided by this prospectus or any accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

In this prospectus and in any accompanying prospectus supplement, unless the context requires otherwise, references to “ANADIGICS,” “Company,” “we,” “us” and “our” mean ANADIGICS, Inc. and its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, the “Commission” or the “SEC,” utilizing a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.  This prospectus provides you with a general description of the securities we may offer.  This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC.  For additional information regarding ANADIGICS and the offered securities, please refer to the registration statement.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING INFORMATION

CERTAIN STATEMENTS IN THIS PROSPECTUS OR DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) THAT INVOLVE RISKS AND UNCERTAINTIES.  THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS WE “BELIEVE,” “ANTICIPATE,” “EXPECT” OR WORDS OF SIMILAR IMPORT.  SIMILARLY, STATEMENTS THAT DESCRIBE OUR FUTURE PLANS, OBJECTIVES, ESTIMATES OR GOALS ARE FORWARD-LOOKING STATEMENTS.  THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS.  YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISK AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS THAT IF THEY MATERIALIZE OR PROVE INCORRECT, COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.  FURTHER, ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE STATEMENTS THAT COULD BE DEEMED FORWARD-LOOKING STATEMENTS.  WE ASSUME NO OBLIGATION AND DO NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS, EXCEPT AS MAY BE REQUIRED BY LAW.  IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS AND DEVELOPMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS PRESENTED HEREIN INCLUDE THE RISK FACTORS DISCUSSED IN THIS PROSPECTUS, AS WELL AS THOSE DISCUSSED IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN.

ANADIGICS, INC.

We are a global leader in technology, design, and manufacturing of RF semiconductor solutions for infrastructure and mobile communications and data transmission markets. Through advanced RF solutions, we solve the complex dataflow challenges that exist today and those that are expected to arise in the future. Our strategy is focused on manufacturing and delivering RF products that offer greater performance, reliability, and integration to enable high-speed data communications and transmissions, as well as compelling Foundry services that provide designers with scalability and greater value. With our CATV, WiFi and wireless infrastructure products, we support the critical infrastructure data pipeline. Our WiFi mobile and Cellular products enable users to tap into this data pipeline, including accessing the Internet, video and voice.

We are a customer-centric organization that works closely with leading equipment designers and manufacturers to improve data transmission quality and system capacity. We also collaborate with industry-leading chipset providers where our functionality enhances their reference designs. These relationships enable us to target emerging trends in the market and help our customers achieve their performance, integration, and manufacturing goals.

Our product portfolio includes line amplifiers, reverse path amplifiers, PAs, and FEICs. Our recently introduced Foundry services provide the capacity for high-volume VCSEL manufacturing and testing. Leveraging a variety of advanced internal and external technologies and materials, including MESFET, InGaP-Plus™, CMOS, GaAs, and GaN, our solutions deliver exceptional performance and integration. We believe that when used in our customers’ data transmission and communication devices, our products cost-effectively enhance RF performance, reliability, and overall functionality.

We were incorporated in Delaware in 1984.  Our principal executive offices are located at 141 Mt.  Bethel Road, Warren, New Jersey 07059.  Our telephone number is (908) 668-5000.

RISK FACTORS

Investing in our securities involves risk.  The prospectus supplement applicable to the securities we offer will contain a discussion of risks applicable to an investment in ANADIGICS and to the securities we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

THE SECURITIES WE MAY OFFER

We may offer our common shares, convertible preferred shares and/or convertible debt to purchase any of such securities, with a total value of up to $50,000,000, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities, we may provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment or interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Convertible Debt Securities.  We may offer convertible debt securities from time to time, in one or more series, as senior or subordinated debt. The convertible subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.  Convertible debt securities will be convertible into or exchangeable for our common shares or our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The convertible debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party to be named, as trustee.  In this prospectus, we have summarized certain general features of the debt securities.  We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

Common Shares.  We may issue common shares from time to time.  Holders of common shares are entitled to one vote per share on all matters submitted to a vote of shareholders.  Subject to the rights of any series of preferred shares issued from time to time, all actions submitted to a vote of shareholders shall be voted on by the holders of common shares, voting together as a single class, except as provided by law.

Preferred Shares.  We may issue convertible preferred shares from time to time, in one or more series.  Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred shares, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.  Convertible preferred shares will be convertible into our common shares or convertible into or exchangeable for our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred shares under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privilege qualifications and restrictions of the preferred shares of such series in the resolutions creating that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any resolutions that set out the terms of the series of preferred shares we are offering before the issuance of such series of preferred shares.  We urge you to read the prospectus supplements related to the series of preferred shares being offered, as well as the complete resolutions that set out such series of preferred shares.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the amount of deficiency for periods in which the ratio indicates less than one-to-one coverage:

	Six Months Ended July 4, 2015	Six Months Ended June 28, 2014	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Changes (1)	NA	NA	NA	NA	NA	NA	1.94

(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of (loss) income before benefit from income taxes plus fixed charges.  Fixed charges consist of interest charges and that portion of rent expense that we believe to be representative of interest.  Losses before income taxes were not sufficient to cover fixed charges by $38.9 million, $54.0 million, $69.9 million and $49.3 million for the years ended December 31, 2014, 2013, 2012 and 2011, respectively.  Losses before income taxes were not sufficient to cover fixed charges by $11.2 million and $26.8 million for the six months ended July 4, 2015 and June 28, 2014, respectively.

USE OF PROCEEDS

Unless we set forth other uses of proceeds in an accompanying prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes.  These may include, among other uses, the reduction of outstanding indebtedness, working capital purposes, capital expenditures or acquisitions.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers or any combination of such methods.  A prospectus supplement or supplements will describe the terms of the offering of the securities, including;

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering or defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Market.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

       In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any supplemental prospectus.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following description sets forth some general terms and provisions of the convertible debt securities we may offer, but is not complete. The particular terms of the convertible debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities. For a more detailed description of the terms of the convertible debt securities, please refer to the indenture (as supplemented) relating to the issuance of the particular debt securities.

Any senior convertible debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term “debt trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of some material provisions of the convertible debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture (as supplemented) applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

General

If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

●	the title of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

●	any limit on the amount of debt securities that may be issued;

●	whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

●	the maturity dates of the debt securities;

●	the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining the dates;

●	the places where payments with respect to the debt securities shall be payable;

●	our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

●	the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

●	the dates, if any, on which, and the prices at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and other related terms and provisions;

●	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

●	the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

●	any index used to determine the amount of payments of the principal of, premium, if any, and interest on the debt securities and the manner in which the amounts shall be determined;

●	the terms pursuant to which the debt securities are subject to defeasance;

●	the terms and conditions, if any, pursuant to which the debt securities are secured; and

●	any other terms (which terms shall not be inconsistent with the applicable indenture) of the debt securities.

Conversion or Exchange Rights

The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of the assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

Unless otherwise noted in a prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities issued:

●	failure to pay interest on the debt securities when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

●	failure to pay the principal or premium of the debt securities, if any, when due;

●	failure to deposit any sinking fund payment, when due, for any debt security and, in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

●	failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and the failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

●	failure by us to deliver common stock or other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock or other of our securities; and

●	certain events of bankruptcy, insolvency or reorganization with respect to us.

The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the debt trustee if notice is given by the holders), may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

●	payment of principal, premium, if any, or interest on the debt securities, or

●	certain covenants containing limitations on our ability to pay dividends and make payments on debt securities in certain circumstances.

Any waiver shall cure the default or event of default.

Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

●	it is not in conflict with any law or the applicable indenture;

●	the debt trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

●	subject to its duties under the Trust Indenture Act of 1939, as amended, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures, appoint a receiver or trustee, or to seek other remedies, if:

●	the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

●	the debt trustee does not institute a proceeding and holders of a majority in principal amount of the total outstanding securities have not given the debt trustee a direction inconsistent with such written request within 60 days after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debt trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

●	to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets of our obligations under such indenture;

●	to evidence and provide for successor trustees;

●	to add, change or eliminate any provision affecting only debt securities not yet issued; and

●	to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939, as amended.

In addition, subject to the indentures (as supplemented), the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

●	extend the fixed maturity of the series of debt securities;

●	change any obligation of ours to pay additional amounts with respect to the debt securities;

●	reduce the principal amount or reduce the rate of, or extend the time of payment of, interest, or any premium payable upon the redemption of any debt securities;

●	reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

●	change the currency in which any debt security or any premium or interest is payable;

●	impair the right to enforce any payment on or with respect to any debt security;

●	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

●	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

●	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to the series.

At the option of the holder, subject to the terms of the indentures (as supplemented) and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing, or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Information Concerning the Debt Trustee

The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder.  Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series.  Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.  We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. Unless otherwise noted in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

Original Issue Discount

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

●	is issued at a price lower than the amount payable upon its stated maturity, and

●	provides that upon redemption or acceleration of maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, to reopen a previous issue of a series without the consent of the holders of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

DESCRIPTION OF CAPITAL STOCK

ANADIGICS has 150,000,000 authorized shares of capital stock, consisting of 144,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of non-voting common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.  As of July 4, 2015, we had 88,212,740 (excluding 114,574 shares held in treasury) of common stock outstanding and no shares of preferred stock or non-voting common stock outstanding.

The following is a summary of certain provisions of Delaware law and our certificate of incorporation and by-laws.  This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.

Description of Common Stock and Non-Voting Common Stock

The rights of holders of common stock and non-voting common stock are identical except for voting and certain conversion privileges.  Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock and non-voting common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine.  The shares of common stock and non-voting common stock are not redeemable, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.  Upon liquidation, dissolution or winding up of ANADIGICS, the holders of common stock and non-voting common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  Holders of non-voting common stock are not entitled to vote, except as required by law or in the case of certain amendments to or modifications of our certificate of incorporation.  There is no cumulative voting.  Subject to restrictions in our certificate of incorporation, certain holders of common stock may convert, at any time, any or all of the shares of common stock held by such holders into non-voting common stock on a one-for-one basis.  Subject to restrictions in our certificate of incorporation and to certain regulatory limitations which may be imposed upon a holder thereof, the non-voting common stock is convertible on a one-for-one basis into common stock at any time at the option of the holder thereof.

Description of Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder vote or action, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series.

Issuances of preferred shares are subject to the applicable rules of the NASDAQ Global Select Market or other regulatory organizations on whose systems our stock may then be quoted or listed.  The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Our board of directors, in approving the issuance of a series of convertible preferred stock, has the authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

●	the number of shares constituting that series and the distinctive designation of that series;

●	the dividend rate of that series, the conditions of and the time of payment thereof, whether dividends shall be cumulative, and, if so, the date or dates from which any cumulative dividends shall commence to accrue, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

●	the voting rights of that series, if any, and the terms of such voting rights;

●	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of any such redemption, including the date or dates upon or after which such shares shall be redeemable and the amount payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

●	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions and amount of such sinking fund;

●	the rights of shares of that series in the event of a merger, acquisition, voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of ANADIGICS, and the relative rights of priority, if any, of payment of shares of that series over shares of any other class or series;

●	whether the issuance of any additional shares of that series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

●	whether the shares of that series shall be convertible into or exchangeable for shares of any other class or series, or any other security of ANADIGICS or any other corporation, and, if so, the specification of such other class, series or type of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares of the series shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

●	any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of that series as the board of directors may deem advisable and as shall not be inconsistent with the provisions of our certificate of incorporation and as permitted under the laws of the State of Delaware.

Antitakeover Effects of Provisions of the Charter, By-laws and Certain Other Agreements

Stockholders’ rights and related matters are governed by Delaware law and our certificate of incorporation and by-laws.  Certain provisions of Delaware law and our certificate of incorporation and by-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest. Such provisions may also adversely affect prevailing market prices for our common stock.

Staggered Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for a three-year term.  This provision could discourage a takeover attempt because at no time is a majority of the board of directors standing for re-election.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws contain advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors.  These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary no later than 90 days nor more than 120 days before the first anniversary date of our proxy statement in connection with our last annual meeting of stockholders.  The notice of stockholder nominations must set forth certain information about each nominee who is not an incumbent director.

Limitation of Liability of Directors

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, stock purchases or redemptions or for any transaction from which the director or officer derived an improper personal benefit.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prevents an “interested stockholder”, defined in Section 203, generally, as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a “business combination” with us for three years following the date such person became an interested stockholder unless:

●	before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	following the transaction in which such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of our outstanding voting stock not owned by the interested stockholder.

The statute contains provisions enabling a corporation to avoid the statute’s restrictions. We have not sought to “elect out” of the statute, and therefore, the restrictions imposed by this statute will apply to us.

LEGAL MATTERS

Certain legal matters in connection with the validity of the securities of the Company will be passed upon for us by Greenbaum, Rowe, Smith & Davis LLP, Woodbridge, New Jersey.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included with our Current Report on Form 8-K filed with the SEC on August 26, 2015 (Setting forth Items 8.01 and 9.01) for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements as of December 31, 2014 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  These reports, proxy statements and the other information we file with the SEC contain additional information about us. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  You can also inspect these materials at the offices of the Nasdaq Stock Market, at 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered hereby.  This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For more information about us and the securities covered by this prospectus, you should see the registration statement and its exhibits and schedules.  Any statement made in this prospectus concerning the provisions of documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and prior to effectiveness of the registration statement (other than any portions of the respective filings that were furnished rather than filed) and after the date of effectiveness of the registration statement and prior to the termination of this offering:

●	Our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2015 and July 4, 2015

●

Our Annual Report on Form 10-K, except for Item 8. “Financial Statements and Supplemental Data,” Item 9A. “Controls and Procedures”, and Item 15. “Exhibits and Financial Statement Schedules” for the year ended December 31, 2014

●

Our Current Reports on Form 8-K filed with the SEC on February 9, 2015, February 10, 2015, April 24, 2015, May 18, 2015, June 3, 2015, June 22, 2015, on August 26, 2015 (Setting forth Items 8.01 and 9.01) and also on August 26, 2015 (Setting forth Item 1.01 and 9.01).

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2015; and

●

Our description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 8, 1995, including any amendments or report filed for the purpose of updating this description.

On written or oral request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates).  You may request a copy of these documents by contacting us at:  Terrence G. Gallagher, Executive Vice President and Chief Financial Officer, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, telephone:  (908) 668-5000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 26, 2015

PROSPECTUS SUPPLEMENT
(to Prospectus dated __________, 2015)

ANADIGICS, Inc.

$10,000,000

Common Stock

This prospectus supplement and the accompanying prospectus relates to the offer and sale of shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $10,000,000 from time to time through MLV & Co. LLC, or MLV, acting as agent. The sales, if any, will be made pursuant to an At-the-Market Issuance Sales Agreement with MLV, dated August 26, 2015, which we refer to as the Sales Agreement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and us. MLV will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV will be entitled to compensation at a commission rate of 4% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to MLV with respect to certain liabilities, including liabilities under the Securities Act.

Shares of our common stock are traded on the NASDAQ Global Market, or NASDAQ, under the symbol “ANAD.”

As of August 17, 2015, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $62,868,391, based on 86,121,084 shares of common stock outstanding and a price of $0.73, which was the last reported sales price of our common stock on The Nasdaq Global Market on June 30, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period, so long as our public float remains below $75,000,000. As of the date of this prospectus and excluding the securities offered hereby, no securities were sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

ANADIGICS has 150,000,000 authorized shares of capital stock, consisting of 144,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of non-voting common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.  As of August 17, 2015, we had 88,806,471 shares of common stock outstanding and no shares of preferred stock or non-voting common stock outstanding.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our stock. Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement and the “Risk Factors” section on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is __________, 2015.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement on Form S-3 (Registration No. 333-_________) filed with the U.S. Securities and Exchange Commission (“SEC”). To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of each document and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation “ANADIGICS.” This prospectus supplement and the accompanying prospectus also contain other trademarks, trade names and service marks that are the property of their respective owners.

S-ii

In this prospectus supplement and in the accompanying prospectus, unless the context requires otherwise, references to “ANADIGICS,” “Company,” “we,” “us” and “our” mean ANADIGICS, Inc. and its subsidiaries.

FORWARD-LOOKING INFORMATION

CERTAIN STATEMENTS IN THIS PROSPECTUS SUPPLEMENT OR DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS WE “BELIEVE”, “ANTICIPATE”, “EXPECT” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE OUR FUTURE PLANS, OBJECTIVES, ESTIMATES OR GOALS ARE FORWARD-LOOKING STATEMENTS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SUPPLEMENT SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS SUPPLEMENT. YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISK AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS THAT IF THEY MATERIALIZE OR PROVE INCORRECT, COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FURTHER, ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE STATEMENTS THAT COULD BE DEEMED FORWARD-LOOKING STATEMENTS. WE ASSUME NO OBLIGATION AND DO NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS, EXCEPT AS MAY BE REQUIRED BY LAW. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS AND DEVELOPMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS PRESENTED HEREIN INCLUDE THE RISK FACTORS DISCUSSED IN THIS PROSPECTUS SUPPLEMENT, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

ANADIGICS, INC.

ANADIGICS, Inc. (“we” or the “Company”) is a global leader in technology, design, and manufacturing of RF semiconductor solutions for infrastructure and mobile communications and data transmission markets. We were incorporated in Delaware in 1984. Our headquarters is located at 141 Mt. Bethel Road, Warren, New Jersey 07059, and our telephone number at that address is 908-668-5000.

Through advanced RF solutions, we solve the complex dataflow challenges that exist today and those that are expected to arise in the future. Our strategy is focused on manufacturing and delivering RF products that offer greater performance, reliability, and integration to enable high-speed data communications and transmissions, as well as compelling Foundry services that provide designers with scalability and greater value. With our CATV, WiFi and wireless infrastructure products, we support the critical infrastructure data pipeline. Our WiFi mobile and Cellular products enable users to tap into this data pipeline, including accessing the Internet, video and voice.

We are a customer-centric organization that works closely with leading equipment designers and manufacturers to improve data transmission quality and system capacity. We also collaborate with industry-leading chipset providers where our functionality enhances their reference designs. These relationships enable us to target emerging trends in the market and help our customers achieve their performance, integration, and manufacturing goals.

Our product portfolio includes line amplifiers, reverse path amplifiers, PAs, and FEICs. Our recently introduced Foundry services provide the capacity for high-volume VCSEL manufacturing and testing. Leveraging a variety of advanced internal and external technologies and materials, including MESFET, InGaP-Plus™, CMOS, GaAs, and GaN, our solutions deliver exceptional performance and integration. We believe that when used in our customers’ data transmission and communication devices, our products cost-effectively enhance RF performance, reliability, and overall functionality.

THE OFFERING

Common stock offered by us	Shares of common stock, $0.01 par value per share, having an aggregate offering price of up to $10,000,000.

Manner of Offering	“At the market offering” that may be made from time to time through our agent, MLV & Co. LLC. See “Plan of Distribution” on Page S-5.

Use of proceeds	The proceeds of this offering will be used for working capital and general corporate purposes.

Dividend policy

We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition and operating results.

Risk factors

Investing in our common stock involves certain risks. See the information under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Global Market Symbol	ANAD

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing our common stock, including the risk factors set forth in our Form 10-K and Form 10-Qs, incorporated herein by reference. The risks and uncertainties described below and incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Investing in our securities involves risk.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and in any applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

Risks Relating to this Offering

Our common stock could be delisted from trading on The NASDAQ Global Market if we fail to maintain a minimum stock price of $1.00 per share over a 30 day trading period, and other listing standards. A notification of delisting or a delisting will hurt our stock price, make it difficult for stockholders to sell our common stock, limit our ability to raise capital and adversely affect our credit.

The listing of our common stock on The NASDAQ Global Market is subject to compliance with NASDAQ’s continued listing standards, including:

●	an average closing price of our stock above $1.00 per share over a consecutive 30 day trading period; and

●	an average market capitalization of our common stock greater than $50 million over a consecutive 30 day trading period or total stockholders’ equity of greater than $50 million.

On June 18, 2015, the Company received a letter from the staff of NASDAQ, informing the Company that for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00, a requirement for listing on NASDAQ.  The Company was provided a period of 180 calendar days, or until December 15, 2015, during which to regain compliance. If we fail to regain compliance, then the Company would be subject to delisting.  Should this occur, the market for our common stock and the volume of trading in such stock could be adversely affected.

We have never paid dividends and do not anticipate paying any dividends on our common stock in the future, so any short-term return on your investment will depend on the market price of our common stock.

We currently intend to retain any earnings to finance our operations and growth. The terms and conditions of any future debt agreements could restrict and limit payments or distributions in respect of our common stock.

We have not identified any specific use of the net proceeds of this offering of shares of common stock and we may not use these proceeds effectively.

Any funds received may be used by us for any corporate purpose, which may include pursuit of other business combinations, expansion of our operations, share repurchases or other uses. The failure of our management to use the net proceeds from this offering of shares of common stock effectively could have a material adverse effect on our business and may have an adverse effect on our earnings per share. In addition, our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. Lack of research coverage may adversely affect the market price of our common stock. We will not have any control of the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less that the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible into or exchangeable for our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with MLV as a source of financing.

We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and general corporate purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short term marketable securities.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

PLAN OF DISTRIBUTION

Under the Sales Agreement, we may offer and sell shares of our common stock from time to time through MLV, as our agent, in an aggregate amount not to exceed $10,000,000.  Upon our delivery and MLV’s acceptance of a placement notice, MLV will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell any shares subject to the placement notice. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings,” including sales made directly on the NASDAQ or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. As our agent, MLV will not engage in any transactions that stabilize the price of our common stock.

We will instruct MLV as to the amount of common stock to be sold. We may instruct MLV not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or MLV may suspend the offering of common stock upon proper notice and subject to other conditions. MLV will provide written confirmation to us no later than the opening of the trading day on the NASDAQ following the trading day in which shares of our common stock have been sold under the Sales Agreement.  Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to MLV in connection with the sales.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay MLV commissions for its services in acting as agent in the sale of our common stock.  MLV will be entitled to compensation of 4.0% of the gross sales price of all shares sold pursuant to the Sales Agreement, subject to a floor of 1.0 cent ($.01) per share sold. We have also agreed to reimburse MLV for legal expenses incurred by it up to $25,000 in the aggregate. Because there is no minimum offering amount required as a condition to the completion of this offering, the actual public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding commissions payable to MLV under the terms of the Sales Agreement, will be approximately $70,810.

In connection with the sale of the common stock on our behalf, MLV may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and MLV’s compensation may be deemed to be underwriting commissions or discounts. We have agreed to indemnify MLV against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that MLV may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all of our common stock provided for in this prospectus supplement, or (2) termination of the Sales Agreement as provided therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Greenbaum, Rowe, Smith & Davis LLP, Woodbridge, New Jersey. MLV is being represented in connection with this offering by Andrews Kurth, LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included with our Current Report on Form 8-K filed with the SEC on August 26, 2015 (Setting forth Items 8.01 and 9.01) for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements as of December 31, 2014 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and the other information we file with the SEC contain additional information about us. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can also inspect these materials at the offices of the Nasdaq Stock Market, at 1735 K Street, N.W., Washington, D.C. 20006. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports are available free of charge on our website at www.anadigics.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not part of these filings.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For more information about us and the securities covered by this prospectus, you should see the registration statement and its exhibits and schedules. Any statement made in this prospectus concerning the provisions of documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and prior to effectiveness of the registration statement (other than any portions of the respective filings that were furnished rather than filed) and after the date of effectiveness of the registration statement and prior to the termination of this offering:

●	Our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2015 and July 4, 2015

●

Our Annual Report on Form 10-K, except for Item 8. “Financial Statements and Supplemental Data,” Item 9A. “Controls and Procedures”, and Item 15. “Exhibits and Financial Statement Schedules” for the year ended December 31, 2014

●

Our Current Reports on Form 8-K filed with the SEC on February 9, 2015, February 10, 2015, April 24, 2015, May 18, 2015, June 3, 2015, June 22, 2015, on August 26, 2015 (Setting forth Items 8.01 and 9.01) and also on August 26, 2015 (Setting forth Item 1.01 and 9.01).

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2015; and

●

Our description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 8, 1995, including any amendments or report filed for the purpose of updating this description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or certain exhibits pursuant to Item 9.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. All information incorporated by reference is part of this prospectus supplement, unless and until that information is updated and superseded by the information contained in this prospectus supplement, the accompanying prospectus, or any information later incorporated.

We will furnish to you at no cost, upon written or oral request, a copy of all of the documents that have been incorporated by reference in this prospectus supplement, other than the exhibits to such documents unless the exhibits are specifically incorporated by reference but not delivered with this prospectus supplement. Requests should be directed to:

Terrence G. Gallagher

Executive Vice President and Chief Financial Officer
ANADIGICS, Inc.
141 Mt. Bethel Road, Warren, New Jersey 07059
Telephone: (908) 668-5000

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

ANADIGICS, Inc. $10,000,000 Common Stock

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is __________, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission Registration Fee	$5,810
Independent Accountants’ Fees and Expenses	$25,000
Legal Services and Expenses (including Blue Sky fees and expenses)	$40,000
Trustees’ Fees and Expenses	$0
Total	$70,810

*	Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

ITEM 15.                      Indemnification of Directors and Officers.

Reference is made to information provided under Item 6 of the Company’s Registration Statement on Form S-8 (SEC File No. 333-205145), filed with the SEC on June 22, 2015, which information is incorporated herein by reference.

ITEM 16.                      Exhibits.

1.1*	__	At-the-Market Issuance Sales Agreement. Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2015 and incorporated herein by reference.
1.2**	—	Form of Equity Underwriting Agreement.
1.3**	—	Form of Convertible Debt Underwriting Agreement.
4.1*	__

Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto. Filed as an exhibit to the Company’s Registration Statement on Form S-3 (Registration Number 333-75040), and incorporated herein by reference.

4.2*	__	Amended and Restated Bylaws of the Company. Filed as an exhibit to the Company’s Current Report on Form 8-K dated January 22, 2014, and incorporated herein by reference.
4.3*	—	Form of Convertible Senior/Subordinated Debt Indenture. Filed as an exhibit to the Company’s Registration Statement on Form S-3 (Registration Number 333-183017), and incorporated herein by reference.
4.4*	—	Form of Common Stock Certificate. Filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 33-89928), and incorporated herein by reference.
4.5**	—	Form of Senior Convertible Debt Security.
4.6*	—	Form of Subordinated Convertible Debt Security (included as part of Exhibit 4.3).
5.1	—	Opinion of Greenbaum, Rowe, Smith & Davis llp.
12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	—	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.
23.2	—	Consent of Greenbaum, Rowe, Smith & Davis LLP (included as part of Exhibit 5.1).
24.1	—	Power of Attorney (included on the Signature Page to this Registration Statement).
25.1***	—	Form T-I Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Senior Convertible Indenture under the Trust Indenture Act of 1939, as amended.
25.2***	__	Form T-I Statement of Eligibility of the Trustee under the ANADIGICS, Inc. Subordinated Convertible Indenture under the Trust Indenture Act of 1939, as amended.

*	Incorporated herein by reference as indicated.

**	To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type “305B2,” if applicable.

ITEM 17.                      Undertakings.

a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)           The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

c)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

d)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

f)           The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

g)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ANADIGICS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 26th day of August, 2015.

ANADIGICS, INC.

By:          /s/ Terrence G. Gallagher

Name:           Terrence G. Gallagher

Title:             Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ronald Michels and Terrence G. Gallagher, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of August, 2015.

Signature	Title	Date

/s/ Ronald Michels	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	August 26, 2015
Ronald Michels

/s/ Terrence G. Gallagher	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2015
Terrence G. Gallagher
/s/ Ronald Rosenzweig	Director	August 26, 2015
Ronald Rosenzweig

/s/ David Fellows	Director	August 26, 2015
David Fellows

/s/ Richard B. Kelson	Director	August 26, 2015
Richard B. Kelson

/s/ Harry T. Rein	Director	August 26, 2015
Harry T. Rein

/s/ Dennis F. Strigl	Director	August 26, 2015
Dennis F. Strigl